Exhibit 15.2

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. (“Ryder Scott”) consents to the references to our firm and our report dated February 18, 2016 (our “Report”) included in Ecopetrol S.A.’s annual report on Form 20-F for the year ended December 31, 2015 (the ”Annual Report”), the inclusion of our Report as Exhibit 99.1 to the Annual Report and references to and information derived from our Report in the Annual Report, as well as to the incorporation by reference of this consent and our Report into Ecopetrol’s S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on or about July 26, 2013 (the “Registration Statement”). Ryder Scott further consents to the references to Ryder Scott as set forth in the Registration Statement under the heading “Experts”.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
April 19, 2016

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4     TEL (403) 262-2799      FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501       TEL (303) 623-9147      FAX (303) 623-4258